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                                                                   EXHIBIT 17(e)

[Proxy Card Front]

                       MERRILL LYNCH GLOBAL BALANCED FUND
                             OF MERCURY FUNDS, INC.
                                  P.O. BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Terry K. Glenn, Donald C. Burke and Phillip S. Gillespie as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Merrill Lynch Global Balanced Fund of Mercury Funds, Inc. (the "Fund"), held of record by the undersigned on February 13, 2004 at the special meeting of stockholders of the Fund to be held on Monday, April 12, 2004, or any adjournment thereof.

                    This proxy when properly executed will be voted in the
                manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal.

        By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote "FOR" the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

                                (Continued and to be signed on the reverse side)

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[Proxy Card Reverse]

        PLEASE MARK BOXES /X/ OR [X] IN BLUE OR BLACK INK.

1. To approve an Agreement and Plan of Reorganization by and among Merrill Lynch Global Allocation Fund, Inc., Mercury Master Trust, on behalf of Merrill Lynch Master Global Balanced Portfolio, a series of Mercury Master Trust, and Mercury Funds, Inc., on behalf of Merrill Lynch Global Balanced Fund of Mercury Funds, Inc.

        FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

2. In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Dated:
                                          ------------------------

                                   X
                                    --------------------------------------------
                                                      Signature

                                   X
                                    --------------------------------------------
                                             Signature, if held jointly

   SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.